UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2026

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B)	WSBCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on January 22, 2026, Michael L. Perkins informed the Board of Directors of Wesbanco, Inc. (the “Company”) that Mr. Perkins will retire from his position as the Company’s Senior Executive Vice President and Chief Risk Officer, effective June 30, 2026. On June 3, 2026, the Company and Mr. Perkins entered into an Executive Transition and Consulting Agreement (the “Agreement”) pursuant to which Mr. Perkins agreed to transition to the role of consultant to the Company effective July 1, 2026. Pursuant to the terms of the Agreement, Mr. Perkins will provide consulting and advisory services to the Company as reasonably requested from time to time by the Company's Chief Executive Officer or the Company’s Board of Directors. As compensation for his consulting services, the Company will pay Mr. Perkins a monthly consulting fee of $33,334 in cash. The consulting period under the Agreement will expire on June 30, 2027, unless earlier terminated in accordance with the terms of the Agreement. The Agreement further includes a non-competition covenant which applies during the term of the Agreement and for one year thereafter. Mr. Perkins’s continued eligibility for continued vesting of equity awards held by him upon the effectiveness of his retirement on June 30, 2026 is subject to, and conditioned upon, his compliance with the non-competition covenant in the Agreement. The Agreement also provides for customary covenants such as non-disparagement, cooperation, and return of company property. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 - Executive Transition and Consulting Agreement, dated June 3, 2026, by and between Wesbanco, Inc. and Michael L. Perkins.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	June 4, 2026	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Senior Executive Vice President and Chief Financial Officer